Slide 1

Meredith CORPORATION

Banc of America Media, Telecommunications and Entertainment Conference

March 29, 2005

New York, NY

Bill Kerr

Good morning. It is a pleasure to be here today. I thank John Janedis for inviting us.

With me is Suku Radia, our CFO. I'll provide you with a brief corporate overview and discuss Publishing. Suku will review Broadcasting and then we'll be happy to take your questions.

Slide 2

This presentation contains forward-looking statements. I won't read the text of this slide, but it is important to remind you there are a number of factors that may affect our business and results.

This presentation includes references to non-GAAP financial measures such as EBITDA. Financial statements and tables that reconcile GAAP results and non-GAAP measures are posted on our web site.

Slide 3

Meredith Overview

Better Homes and Gardens
Easy Style
50 Decorating ideas you can use today
Garden Success Anywhere
Side Yards | Shady Spots | Small Spaces
7 ways to cut clutter
Instant pizzazz with ribbons

cbs46.com

LADIES' Home Journal
John Travolta & Kelly Preston From the Heart
24-Hour Room Makeovers
The New Stress Solution
Heart-Healthy Pasta Recipes
Heal a Broken Heart
Dress 10 Pounds Slimmer

CBS 5

LIMITED EDITION
Better Homes and Gardens
New COOK BOOK
1930
75th
2005
Anniversary EDITION

CHRYSLER
Coastal Paradise
Visiting 7 of America's history-rich lighthouse inns
ENTER NOW WIN
UNDISCOVERED NEW ORLEANS
2005 CROSSFIRE SRT6
INSPIRATION UNLEASHED

EYEWITNESS NEWS 3
WFSB-TV/DT Hartford New Haven

Better Homes and Gardens
bhg
FOOD
GARDEN
HOUSE & HOME
HOLIDAYS
CRAFTS
HEALTH
FAMILY
STORE
This Week's Features
Customer Service
Our Sister Sites

For those of you who may not be familiar with Meredith, we have served the needs of American families for 103 years through service journalism. Each month we reach 75 million American consumers through our magazines, books, custom publications, web sites and television stations.

Slide 4

Meredith Strategies

- Produce strong organic growth from existing businesses
- Pursue targeted acquisitions
- Grow shareholder value and return cash to shareholders

I'll start by reviewing our three overall business strategies.

First, we are committed to continuing our strong track record of organic growth in our existing businesses.

Second, we will pursue targeted acquisitions to fill gaps and expand our reach. These acquisitions will have readily apparent business logic; they will be manageable in size; and they will be either immediately or quickly accretive.  American Baby, which we acquired two years ago, is a good example in Publishing and the WB affiliates in Chattanooga and Kansas City acquired recently reflect this strategy in Broadcasting.

On a side note, we have no interest in purchasing  F&W Publications, Inc.

Third, we will grow shareholder value and return excess cash to our shareholders through dividends and share repurchases as appropriate. In January, the Board increased the dividend 17 percent and authorized 2 million additional shares as part of our repurchase program.

Slide 5

Produce Strong Organic Growth

Strong EPS Growth

28.1% CAGR E
$1.19
$1.61
$2.00
$2.50 E
2002
2003
2004
2005
Fiscal Year End June 30

Diluted EPS before special items and adjusted for SFAS 123(R)
E—estimate

In the past few years, Meredith has produced excellent earnings growth. Fiscal 2003 earnings per share increased 35 percent and fiscal 2004 earnings per share rose 24 percent to a record $2.00.

On our late January conference call, we indicated fiscal 2005 earnings per share would approximate $2.50, which equates to a 28 percent compound annual growth rate over this time period.

Slide 6

Grow Shareholder Value

Financial Targets

- **Business group margins**
  - Broadcasting—40% EBITDA
  - Publishing—20% operating profit
- **EPS growth**
  - Mid-to-high teens in political years
  - Low double digits in non-political years

We will continue to deliver strong earnings growth. Let me restate the long-term financial targets that we have enumerated during the last two years.

Broadcasting should improve its EBITDA margin to 40 percent over time. The group improved its margin from 23 percent in fiscal 2002 to 32 percent in fiscal 2004 and we are making good gains in fiscal 2005.

Publishing should increase its operating profit margin to 20 percent. The group improved its margin from 16 percent in fiscal 2002 to 18 percent in fiscal 2004. We have a high level of confidence that we will meet or exceed the objective.

We believe earnings per share should grow at least in the mid-to-high teens in political years and in the low double digits in non-political years. In the past few years, we have grown earnings per share ahead of these targets and we are confident in our ability to achieve these objectives.

Slide 7

Grow Shareholder Value

MDP Valuation

		Forward Fiscal Year Multiple	
Date	Price	PE	EBITDA
3/28/02	$41.37	34.8x A	13.1x A
3/31/03	$37.48	23.3x A	9.7x A
3/31/04	$50.06	25.0x A	11.4x A
3/24/05	$46.82	18.7x E	8.9x E

A—actual
E—estimate based on First Call mean estimates

We recognize the value in our shares. This slide highlights the forward PE and EBITDA multiple for our stock as of last Thursday and the prior three years. As you can see, we are trading currently at the lowest multiple during this time period.

Not only do we recognize the value in our shares, we have acted on this belief. To date in fiscal 2005, we have repurchased 1.7 million shares as part of our repurchase plan, compared with 750,000 in all of fiscal 2004.

Now, I will review Publishing.

Slide 8

Publishing

Consumer Magazines

- *Better Homes and Gardens*
- *Ladies' Home Journal*
- *American Baby*
- *Country Home*
- *More*
- *Traditional Home*
- *Midwest Living*

Specialty Publications

- Books
- SIPs
- Enthusiast magazines

Marketing Services

- Integrated Marketing
- Interactive Media
- Brand licensing
- Database marketing

The Publishing Group has been a core strength of Meredith for more than 100 years. We think of our Publishing Group as three components. At the heart, is the group of traditional consumer magazines, led by Better Homes and Gardens and Ladies' Home Journal. Our four mid-size magazines-Country Home, More, Traditional Home and Midwest Living-are very successful. The American Baby Group extends our portfolio to younger women and the rapidly growing Hispanic market.

The second component is our specialty publication activities that are comprised of the book business, which has approximately 350 titles in print; the line-up of 150 special interest publications, which are sold primarily at the newsstand; and the enthusiast titles such as Wood and American Patchwork and Quilting magazines.

The third component is our marketing services operations, which includes integrated marketing, interactive media, brand licensing and database management. We have major marketing relationships with some of the country's largest companies including Wal-Mart, The Home Depot, Chrysler, DIRECTV and Hyundai to name a few.

I'll discuss each segment in more detail in a few moments.

Slide 9

Publishing Growth Strategies

- Grow current businesses
  - Increase market share and nets per page
  - Expand advertising categories
  - Increase rate base and frequency
  - Grow circulation profitability
- Broaden magazine portfolio
  - Target younger women
  - Strengthen foothold in Hispanic market
- Expand brand franchises
  - Extend *Better Homes and Gardens'* reach
  - Establish *American Baby* and *MORE* brands
- Create new services and revenue streams
  - Database services
  - Consumer marketing
  - Product sales

Here is a look at Publishing's growth strategies.

We'll continue to grow our existing businesses by increasing our advertising market share, expanding advertising categories, increasing the rate base and frequency of our mid-size titles, and growing our circulation profits.

We will broaden our magazine portfolio through acquisitions and launches.

We will expand our brand franchises.

We will create new services and revenue streams.

Slide 10

Grow Current Businesses

BHG and *LHJ* Market Share

Women's Service Field*

35%
41%
45%
1994
2000
2004
Calendar Year

PIB advertising revenues

**BHG,LHJ, Family Circle, Good Housekeeping, Redbook* and *Woman's Day*

Better Homes and Gardens and Ladies' Home Journal are our two largest magazines. They have increased their combined market share of the women's service field about a point per year in the past decade, according to PIB.

Slide 11

Grow Current Businesses

Mid-size Magazines

Rate Base Growth

	2001	2005	Change
Country Home	1,000	1,250	250
More	600	1,000	400
Traditional Home	800	950	150
Midwest Living	815	925	110
Total	3,215	4,125	910

In thousands

We have been very successful raising the rate base of our mid-size magazines in recent years. As this table illustrates, we have increased the collective rate base more than 900,000-the equivalent of launching another mid-size magazine.

Note that all of these titles have a rate base of approximately one million. Advertisers view a magazine with circulation at this level to have a national footprint, attracting more non-endemic advertising. To put this one million rate base in perspective, of the approximate 8,800 magazines launched in the last decade, only 12 have reached a one million rate base.

Slide 12

Broaden Magazine Portfolio

Hispanic Ventures

- Consumer magazine
  - Fall 2005
  - Bi-monthly
  - 350,000 initial rate base
  - Home Interiors
- Marketing services
  - Integrated marketing
  - Custom publishing
  - Database marketing

Septiembre/Octubre 2004 $2.99
¡Siempre Mujer!
8 Estrategias para el Mejor Comportamiento de tus Niños
Libérate del Estrés
Decoración en el Corazón de un Hogar Latino
6 Secretos: ¡Para Adorar a tus Suegros!
¡Celebra tu Herencia Hispana!
Belleza y Moda en el Otoño

As we have said on many occasions, we are working to broaden our portfolio to serve younger readers and the rapidly growing Hispanic market. According to the Census Bureau, one in five new homeowners in the next decade will be Hispanic. The Hispanic market currently represents $600 billion in spending power and is expected to grow to $1 trillion by 2010.

We have started a new business to serve this market. Essentially the business is centered on two broad initiatives:

The first is a lifestyle and shelter magazine for Hispanic women that will premier in the fall of 2005 with an initial rate base of 350,000. We will generate the magazine's circulation with our 75 million name database and our newsstand distribution network. In addition, we will extend our marketing alliance with Home Interiors and Gifts to increase circulation of the magazine. The Home Interiors' sales force has a strong presence in the Southwest and includes 30,000 Hispanic members, who will sell subscriptions directly to Hispanic women.

The second broad initiative is a marketing services business that leverages our integrated marketing, custom publishing and database marketing expertise. Regarding this initiative, Procter & Gamble recently engaged Meredith to produce custom content and design for direct-to-consumer marketing materials for specific P&G segments. The first is the Hispanic cohort.

We know our core competencies in home décor, family advice and child rearing are highly relevant to Hispanic women. Our new business venture will be a powerful tool to expand our presence in this significant market.

Slide 13

Grow Current Businesses

Specialty Publications

America's #1 Cookbook Since 1930
Better Homes and Gardens
New
COOK BOOK

HOME IMPROVEMENT
1-2-3
EXPERT ADVICE FROM THE HOME DEPOT

Trading Spaces
BEHIND THE SCENES
TLC

SPIDER-MAN
It Was a Great Day
MARVEL

WOOD
mortise & tenon joints made easy
8 MUST-MAKE PROJECTS for your home, yard, & shop
BONUS POSTER

Better Homes and Gardens
SPECIAL INTEREST PUBLICATIONS
KITCHEN AND BATH IDEAS
Our Favorite Appliances, Faucets, and Sinks
SHARE THE JOY
8 Kitchens Made for Year-Round Gathering
Everything You Need To Know About Countertops

- Books, SIPs and enthusiast titles
- Editorial expertise
  - Meredith content
  - Licensed brands
- Retail distribution network
  - 625,000 checkout pockets
  - Traditional retailers
  - Expanded channels

Now, I'll move onto our specialty publications. As I said earlier, this component is comprised of three primary businesses: books, special interest publications and enthusiast magazines. These businesses are driven by the consumer and our ability to address niche interests and markets. Our editorial expertise, and more importantly, our retail distribution network allow us to do so.

Through our editorial expertise, we provide consumers with inspiration and the information needed to complete an action such as preparing meals from recipes in our cookbooks or remodeling a kitchen or building a deck using our special interest publications.

In our book business, we've supplemented our editorial content by licensing popular brands such as The Home Depot, Trading Spaces and HGTV. We also have expanded our books into the $1.9 billion children's book market through licensing deals with DC Comics and Marvel Enterprises.

Our retail distribution network includes approximately 625,000 checkout pockets, which are used primarily for our SIPs. We've expanded our reach beyond traditional outlets such as grocery stores, home improvement centers, mass merchants and book stores. In particular, licensed books such as Trading Spaces and our children's books have allowed us to extend our reach to specialty retailers like Bed Bath and Beyond and Toys R Us.

Slide 14

Grow Current Businesses

Marketing Services

- Integrated marketing
- Interactive media
- Database management
- Brand licensing

DIRECTV THE GUIDE
FEB 2004
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fall in...
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rock on!
calming comfort

DODGE
Great
Escapes

SMART driver
HYUNDAI
Introducing
Tucson
THE NEW VERSATILE SUV
My Hyundai
Florida's Finest Coastal Fare
LOOK INSIDE

bhg.com

americanbaby.com

WAL*MART

home interiors

Marketing Services is the third group. Integrated marketing is the largest component of this business, but it also includes interactive media, database management and brand licensing. With these activities, we are really trying to push our footprint beyond traditional loyalty magazines to offer new products and services.

Generally speaking, we are working directly with the client companies, helping them execute against their marketing strategies. The money for these programs comes from marketing budgets, not advertising, budgets, and usually is committed for longer periods of time-three to five years.

One of the powerful assets we bring to the table is our 75 million name consumer database, Historically, it has been used to market our products and services, but increasingly we are seeing interest from marketers to use it on a fee-based arrangement.

The relationship with Hyundai is the best example of this expanded marketing services business. We produce Hyundai's loyalty magazines and manage its e-marketing, traditional direct marketing and dealer communication. In addition, we host its database on our technology and supplement its records with information from our database.

We expect to replicate this kind of activity and take marketing dollars that are spread among multiple vendors to gain a larger share of the overall business.

Slide 15

Create New Revenue Streams

Non-advertising/Non-circulation

as a Percent of Total Publishing Revenues

20%
21%
23%
26%
FY-02
FY-03
FY-04
1H FY-05

I'll close the brief Publishing overview by simply stating that our book and integrated marketing businesses have grown rapidly in recent years, reducing our dependence on magazine advertising and circulation. As this graph highlights, the percent of total Publishing revenues from sources other than advertising or circulation increased six percentage points from fiscal 2002 through the first half of fiscal 2005.

We expect to continue to this growth over time.

Now, Suku will discuss Broadcasting and provide our outlook.

Slide 16

Broadcasting Group

Portland
Bend
Las Vegas
Phoenix
Kansas City
Flint-Saginaw
WNEM-AM
Springfield
Hartford
Chattanooga
Nashville
Atlanta
Greenville, SC

Suku Radia

Here is a map of our Broadcast station group. We own or operate

6 CBS affiliates

4 FOX

2 WB

1 NBC, and UPN affiliate

Eight of our stations are in the country's top 35 markets and Las Vegas, which is 51st in terms of population, is number 28 in terms of revenue. In total, our group reaches nearly 10 percent of all U.S. households.

We have one AM radio station that serves the Saginaw-Bay City, Michigan market.

Paul Karpowicz became the new President of the Meredith Broadcasting Group in mid-February. He is a highly respected television executive with 30 years of industry experience. Prior to joining Meredith, he was Vice President and Director for LIN Television, where he oversaw LIN's 23 properties in 14 markets.

Paul has the experience and proven leadership required to take Meredith Broadcasting to the next level. He has run a leading station group with network affiliates in major markets. He has an extensive background in news, programming, sales and broadcast transactions. Paul is a strong addition to the Meredith senior management team.

Slide 17

Broadcasting Growth Strategies

- **Achieve full turnaround in current station group**
  - Increase EBITDA and value
  - Improve performance in key markets
  - Control costs
- **Add new revenue streams**
  - Cornerstone, Internet and local programs
  - Radio stations
- **Duopolize and cluster as feasible**
  - Pursue duopolies in existing markets
  - Expand and create new clusters
- **Acquire stations to increase reach**
  - Diversify affiliation and geographic mix
  - Target mid-size growing markets
  - Look for underperforming properties

There are four main themes to Meredith Broadcasting's growth strategies.

We will continue the turnaround of our existing station group by increasing our news ratings and converting the rating gains to revenue and profit growth.

We will continue to create new revenue streams.

We want to form more duopolies and regional station clusters.

We want to acquire stations that will expand our reach.

Our growth strategies are very targeted and we have executed these strategies well.

Slide 18

Achieve Full Turnaround of Current Station Group

Late News Improvement

Audience Share

Market	Feb. 2002	Feb. 2005	Change
Atlanta	6	7	+1
Phoenix	7	11	+4
Portland	7	11	+4
Hartford	13	18	+5
Nashville	21	19	(2)
Kansas City	11	19	+8
Greenville	7	8	+1
Las Vegas	7	10	+3

Nielsen Households

Improving our news ratings has led to improved audience share. This slide highlights the audience share of our late news, comparing the February 2005 book with February 2002 in our eight largest markets. As you can see, we've produced impressive gains.

Let me share two highlights from the February book.

Our CBS affiliate in Kansas City posted excellent results, building on its strong performance in the November book. Its Monday through Friday late newscast was the market leader again. KCTV posted strong gains for all other newscasts as well.

Our CBS affiliate in Phoenix also posted a strong book. It increased audience share by more than 30 percent for its morning news and doubled its share for the new 6:30 p.m. newscast.

Our stations are creating a winning news culture and news products that are resonating well in the marketplace. We look forward to building on this success.

Slide 19

Achieve Full Turnaround of Current Station Group

Broadcasting Spot Revenue Growth

30%
20%
10%
0%
-10%
-20%
Q1-03
Q2-03
Q3-03
Q4-03
Q1-04
Q2-04
Q3-04
Q4-04
Calendar Year
Industry
Meredith

TVB

Improving ratings is important, but only if you convert the gains to revenue. We have done an impressive job of growing the top line. This graph compares our spot advertising growth with the industry average, as reported by TVB, for the past two years.

We continued our strong performance in January, growing revenues in the mid single digits, compared with the industry, which was flat, according to TVB.

Slide 20

Add New Revenue Streams

Cornerstone and Local Programs

Better Homes
Home For The
HOLIDAYS
candlelight traditions
welcome HOME
a tree in every room
gifts of good taste
LADIES' Home Journal
Healthy Lifestyles
HEALTH TIPS: Fiction or Fact?
SMALL DOSES for Better Health
SHRINK YOUR WAISTLINE
Healthy Kids
Better Homes
planning for the
FUTURE
LONG-TERM DISABILITY INSURANCE
FINANCIAL SECURITY IN TODAY'S ECONOMY
RETIREMENT
INVESTING
FOR THE AVERAGE FAMILY
$3
$5
$11
$22
$25-30 E
2001
2002
2003
2004
2005
Fiscal Year

In millions
E—estimate

Adding new revenue streams is an important growth strategy.

Our Cornerstone programs are unique and differentiate Meredith from other television broadcasters. We leverage our publishing brands by packaging content from our magazines with print ads from local advertisers. The result is a customized mini-magazine delivered to targeted customers in our local television markets.

Revenues from the Cornerstones, additional market-specific promotions, and Internet sales increased from about $3 million in fiscal 2001 to approximately $22 million in fiscal 2004. For fiscal 2005, we expect to generate $25 to $30 million from these programs.

Slide 21

Reiterate Outlook From Most Recent Earnings Release

- FY 2005—EPS to approximate $2.50
- Q3 FY 2005—EPS of $0.67 to $0.69

With that review of our businesses, I'll reiterate the outlook we provided on our January 25th conference call.

For all of fiscal 2005, we said that option expense would reduce earnings per share approximately $0.14. Given this accounting adjustment, we anticipate option-adjusted earnings per share to approximate $2.50 in fiscal 2005.

For the third quarter, we said Broadcast pacings, which are a snapshot in time and change frequently, were running up in the low single digits. We expect Publishing to grow operating profit in the mid to high single digits. Publishing advertising revenues are expected to be down in the low single digits.

Expensing options will reduce earnings per share approximately $0.04 in each of the third and fourth quarters of fiscal 2005. Given this accounting adjustment, we anticipate earnings per share will be in the range of $0.67 to $0.69 in the third quarter of fiscal 2005.

Now, I'll turn it back to Bill for concluding remarks.

Bill Kerr

Thank you, Suku. Before we open the floor to questions, let me address a topic that is likely top of mind-our advertising outlook.

Consistent with the guidance that Suku just provided for the third quarter, broadcast pacings are currently running up in the low single digits and Publishing advertising revenues are down in the low single digits.

For the fourth quarter, although it is quite early and we haven't yet closed all issues in the quarter, publishing advertising is strengthening. Broadcast pacings continue to be quite volatile and it is premature to comment regarding fourth quarter revenue at this time.

We will release our third quarter results on April 26th. As is our normal practice, we will provide a complete outlook for the fourth quarter at that time.

John-that concludes our brief opening remarks. We'll be happy to address questions now.

INFORMATION RELATING TO FORWARD-LOOKING STATEMENTS

This presentation and management's public commentary contain certain forward-looking statements that are subject to risks and uncertainties. These statements are based on management's current knowledge and estimates of factors affecting the Company's operations. Actual results may differ materially from those forward-looking statements.

Factors that could adversely affect future results include, but are not limited to: downturns in national and/or local economies; a softening of the domestic advertising market; world, national, or local events that could disrupt broadcast television; increased consolidation among major advertisers or other events depressing the level of advertising spending; the unexpected loss of one or more major clients; changes in consumer reading, purchase, order, and/or television viewing patterns; unanticipated increases in paper, postage, printing, or syndicated programming costs; changes in television network affiliation agreements; technological developments affecting products or methods of distribution; changes in legislation and government regulations affecting the Company's industries; unexpected changes in interest rates; and any acquisitions and/or dispositions. The Company undertakes no obligation to update any forward-looking statement.